Exhibit 10.45

FIRST AMENDMENT TO SECOND LIEN CREDIT AGREEMENT

This FIRST AMENDMENT TO SECOND LIEN CREDIT AGREEMENT (this “Amendment”) is dated as of December 31, 2013 and effective as of December 30, 2013, and entered into by and among AFFIRMATIVE INSURANCE HOLDINGS, INC., a Delaware corporation (“Borrower”), the lenders listed on the signature pages hereto, JCF AFFM DEBT HOLDINGS L.P., as Administrative Agent (in such capacity, “Administrative Agent”) and as Collateral Agent (in such capacity, the “Collateral Agent”), and for purposes of Section 6 hereof, the other Loan Parties listed on the signature pages hereto. Capitalized terms used but not defined herein having the meaning given them in the Credit Agreement, hereinafter defined.

Recitals

Whereas, Borrower, the Lenders from time to time party thereto, the Agents and the other parties thereto have entered into that certain Second Lien Credit Agreement dated as of September 30, 2013 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

Whereas, the Borrower has requested an amendment to the Credit Agreement, pursuant to and in accordance with Section 9.08(a) of the Credit Agreement; and

Whereas, the Required Lenders and the Agents are willing to agree to the amendment requested by the Borrower, on the terms and conditions set forth in this Amendment;

Now Therefore, in consideration of the premises and the mutual agreements set forth herein, the Borrower, Required Lenders and Agents agree as follows:

1. AMENDMENTS TO CREDIT AGREEMENT. Subject to the conditions and upon the terms set forth in this Amendment and in reliance on the representations and warranties of the Borrower set forth in this Amendment, the Credit Agreement is hereby amended as follows:

1.1. Amendment to Section 1.01. Section 1.01 of the Credit Agreement shall be amended as follows:

(a) The following definitions shall be added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“ “EDPS LC Facility” shall mean a customary letter of credit facility governing the obligations of Affirmative Insurance Company under the EDPS Letter of Credit in form and substance reasonably acceptable to the Administrative Agent.”

“ “EDPS Letter of Credit” shall mean a letter of credit in favor of First American Commercial Bancorp, Inc. or another counterparty to any Electronic Data Processing Equipment and Software Sale and Leaseback Transaction issued by a letter of credit issuer as required pursuant to the terms of any Electronic Data Processing Equipment and Software Sale and Leaseback Transaction.”

“ “Electronic Data Processing Equipment and Software Sale and Leaseback Transaction” shall mean the sale of electronic data processing equipment and software recorded on the balance sheet of Affirmative Insurance Company to First American Commercial Bancorp, Inc. pursuant to that certain Master Lease Agreement No. 2013415 by and between Affirmative Insurance Company and First American Commercial Bancorp, Inc., and the simultaneous or subsequent entering into an agreement to lease those same electronic data processing equipment and software assets back.”

“ “First Amendment” shall mean that certain First Amendment to Credit Agreement, dated as of December 31, 2013 and effective as of December 30, 2013, by and among the Borrower, the Loan Parties, the Required Lenders, and JCF AFFM DEBT HOLDINGS L.P., as administrative agent and collateral agent.”

“ “First Amendment Effective Date” shall have the meaning set forth in Section 4 of the First Amendment.”

“ “Value” shall mean, with respect to a sale and leaseback transaction, an amount equal to the net present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the weighted average interest rate on the Loans which are outstanding on the effective date of such sale and leaseback transaction.”

1.2. Amendment to Section 2.13(b). Section 2.13(b) of the Credit Agreement shall be amended by (i) deleting the phrase “(other than, subject to clause (a) above, the Retail Sale)” contained therein and (ii) replacing it with the following:

“(other than, subject to clause (a) above, the Retail Sale or any Asset Sale made in accordance with Section 6.05(b)(y))”

1.3. Amendment to Section 6.01(d). Section 6.01(d) of the Credit Agreement shall be amended and restated in its entirety as follows:

“(i) Capital Lease Obligations and other purchase money indebtedness of (x) Borrower or any Subsidiary Guarantor in an aggregate principal amount not exceeding $6,000,000 at any time outstanding and (y) Borrower or any Subsidiary in connection with the Electronic Data Processing Equipment and Software Sale and Leaseback Transaction and (ii) Indebtedness under any EDPS LC Facility, provided that, in the case of this subclause (ii), (A) the aggregate face amount of all EDPS Letters of Credit covered by such EDPS LC Facilities shall not exceed $5,000,000; and (B) such Indebtedness shall not be secured by any Lien other than as permitted by Section 6.02(q)(ii) or guaranteed by any other Person;”

1.4. Amendment to Section 6.02. Section 6.02 of the Credit Agreement shall be amended by (i) deleting the “and” at the end of clause (o) thereof; (ii) deleting the “.” At the end of clause (p) and replacing it with “; and” and (iii) adding the following at the end thereof:

“(q) (i) Liens over the electronic data processing equipment and software sold pursuant to the Electronic Data Processing Equipment and Software Sale and Leaseback Transaction incurred in connection with the Electronic Data Processing Equipment and Software Sale and Leaseback Transaction and (ii) Liens granted by Affirmative Insurance Company securing its obligations under the EDPS LC Facility; provided that, in the case of subclause (ii), (A) the assets subject to such Liens shall be limited to cash, cash deposits, a certificate of deposit or deposit account maintaining such cash or a securities account in which such cash is invested and (B) the aggregate amount of all such assets subject to such Lien shall be limited to 105% of the Indebtedness incurred in accordance with Section 6.01(d)(ii).”

1.5. Amendment to Section 6.05(b). Section 6.05(b) of the Credit Agreement shall be amended and restated in its entirety as follows:

“Engage in any Asset Sale otherwise permitted under paragraph (a) above unless (x)(i) such Asset Sale is for consideration at least 80% of which is cash (and no portion of the remaining consideration shall be in the form of Indebtedness of the Borrower or any Subsidiary), (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of, and (iii) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b)(x) shall not exceed $1,200,000 in the aggregate or (y)(i) such Asset Sale is in connection with the Electronic Data Processing Equipment and Software Sale and Leaseback Transaction and is for consideration at least 80% of which is cash (and no portion of the remaining consideration shall be in the form of Indebtedness issued by the Borrower or any Subsidiary), (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of and (iii) the Value of the assets being sold, transferred, leased or disposed of pursuant to this paragraph (b)(y) shall not exceed $5,000,000 in the aggregate.

Notwithstanding anything to the contrary contained herein, the Borrower or any Subsidiary may consummate (i) any Asset Sale otherwise permitted under paragraph (a) above in which the non-cash portion of the consideration for such Asset Sale is in the form of Indebtedness of the applicable purchaser made in favor of the Borrower or any Subsidiary and exceeds 20% of the total consideration for such Asset Sale solely to the extent such non-cash portion does not exceed $1,200,000 and (ii) the Retail Sale.”

1.6 Amendment to Section 6.06(b)(A). Section 6.06(b)(A) of the Credit Agreement shall be amended by adding the following at the end thereof: “or Electronic Data Processing Equipment and Software Sale and Leaseback Transaction”.

2. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. In order to induce the Required Lenders and the Agents to enter into this Amendment, the Borrower represents and warrants to each Lender and the Agents that the following statements are true, correct and complete:

2.1. Power and Authority. Each of the Loan Parties has all requisite corporate or limited liability company power and authority to enter into this Amendment and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, the Credit Agreement.

2.2. Corporate Action. The execution and delivery of this Amendment and the performance of the obligations of each of the Loan Parties under or in respect of the Credit Agreement as amended hereby have been duly authorized by all necessary corporate or limited liability company action on the part of each of the Loan Parties.

2.3. No Conflict or Violation or Required Consent or Approval. The execution and delivery of this Amendment and the performance of the obligations of each of the Loan Parties under or in respect of the Credit Agreement as amended hereby do not and will not conflict with or violate (a) any provision of the certificate or articles of incorporation or other constitutive documents or by-laws of any Loan Party or any of its Subsidiaries, (b) any provision of any law or any governmental rule or regulation applicable to any Loan Party or any of its Subsidiaries, (c) any order of any Governmental Authority or arbitrator binding on any Loan Party or any of its Subsidiaries, or (d) any indenture, agreement or instrument to which any Loan Party or any of its Subsidiaries is a party or by which any Loan Party or any of its Subsidiaries, or any property of any of them, is bound (except where such violation could not reasonably be expected to have a Material Adverse Effect), and do not and will not require any consent or approval of any Person (other than any approval or consent obtained and is in full force and effect or approvals or consents the failure to obtain could not reasonably be expected to have a Material Adverse Effect or which are not material to the consummation of the transaction contemplated hereby).

2.4. Execution, Delivery and Enforceability. This Amendment has been duly executed and delivered by each Loan Party which is a party hereto and is the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except as enforceability may be affected by applicable bankruptcy, insolvency, and similar proceedings affecting the rights of creditors generally, and general principles of equity. The Agents’ Liens in all Collateral continue to be valid, binding and enforceable Liens which secure the Obligations to the extent valid, binding and enforceable on the Closing Date, except as enforceability may be affected by applicable bankruptcy, insolvency and similar proceedings affecting the rights of creditors generally, and general principles of equity.

2.5. No Default or Event of Default. After giving effect to this Amendment, no event has occurred and is continuing or will result from the execution and delivery of this Amendment that would constitute a Default or an Event of Default.

2.6. No Material Adverse Effect. No event, change or condition has occurred since the Closing Date that has caused, or could reasonably be expected to cause, a Material Adverse Effect.

2.7. Representations and Warranties. Each of the representations and warranties contained herein and in the Loan Documents is and will be true and correct in all material respects (except that any representation and warrnaty that is qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof and as of the effective date of this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date (except that any representation and warrnaty that is qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all respects).

3. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. This Amendment, and the consents and approvals contained herein, shall be effective only if and when signed by, and when counterparts hereof shall have been delivered to the Agents (by hand delivery, mail, telecopy or other electronic transmission) by each Loan Party, each Required Lender, and only if and when each of the following conditions is satisfied or waived:

3.1. No Default or Event of Default; Accuracy of Representations and Warranties. At the time of and immediately after giving effect to this Amendment, no Default or Event of Default shall exist and each of the representations and warranties made by the Loan Parties herein and in or pursuant to the Loan Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as if made on and as of the date on which this Amendment becomes effective (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct in all material respects as of such earlier date (except that any representation and warranty that is qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all respects as of such earlier date)) and the Administrative Agent shall have received an officer’s certificate from the Borrower confirming the same.

3.2. Amendment to First Lien Credit Agreement. The Administrative Agent shall have received a duly executed copy of an amendment to the First Lien Credit Agreement substantially in the form attached as Exhibit A hereto, making amendment thereto that correspond to those made herein and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

4. EFFECTIVE DATE. This Amendment shall become effective (the “First Amendment Effective Date”) as of December 30, 2013 once the conditions set forth in Section 3 of this Amendment are satisfied or waived.

5. EFFECT OF AMENDMENT; RATIFICATION. This Amendment is a Loan Document. From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Credit Agreement and other Loan Documents shall mean the Credit Agreement as amended hereby. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed.

6. MISCELLANEOUS. Each of the Loan Parties confirms that as amended hereby, each of the Loan Documents to which it is a party is in full force and effect, and that as of the date hereof, none of the Loan Parties has any defenses, setoffs or counterclaims to its Obligations.

7. APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

8. NO WAIVER. The execution, delivery and effectiveness of this Amendment does not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Loan Party.

9. COMPLETE AGREEMENT. This Amendment sets forth the complete agreement of the parties in respect of any amendment to any of the provisions of any Loan Document.

10. CAPTIONS; COUNTERPARTS. The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy or other electronic transmission), all of which taken together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, each of the undersigned has duly executed this First Amendment to Credit Agreement as of the date set forth above.

AFFIRMATIVE INSURANCE HOLDINGS, INC.,
as Borrower

By:	/s/ Michael J. McClure

Name: Michael J. McClure
Title: CEO

LOAN PARTIES:

AFFIRMATIVE INSURANCE HOLDINGS, INC.
AFFIRMATIVE MANAGEMENT SERVICES, INC.
AFFIRMATIVE SERVICES, INC.
AFFIRMATIVE INSURANCE GROUP, INC.
AFFIRMATIVE UNDERWRITING SERVICES, INC.
AFFIRMATIVE INSURANCE SERVICES, INC. USAGENCIES, L.L.C.
USAGENCIES MANAGEMENT SERVICES, INC.

By:	/s/ Michael J. McClure

Name: Michael J. McClure
Title: CEO

JCF AFFM DEBT HOLDINGS L.P., as Administrative Agent, as Collateral Agent and Lender

By: JCF AFFM DEBT HOLDINGS GP LTD., its General Partner

By:	/s/ David Schamis
Name: David Schamis
Title: Authorized Signatory